Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Extends Existing Shareholder Rights Plan

SAN ANTONIO — May 14, 2021 — Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that its board of directors (the “Board”) unanimously approved an amendment to the Company’s existing shareholder rights plan (the “Rights Plan”) pursuant to which the expiration date has been extended from today to April 15, 2022. All other terms and conditions of the Rights Plan adopted in May 2020 remain unchanged.

The Board approved the 11-month extension to the Rights Plan to protect the interests of all Company shareholders. In approving the extension, the Board considered the heightened potential for one or more persons or groups to gain undue influence over or control of the Company through open market accumulation, seek to acquire control of the Company without paying an appropriate control premium, or employ other coercive tactics in light of, among other things, the substantial ongoing impact of the COVID-19 pandemic on the Company’s global business, the Company’s stock price, which is trading below pre-pandemic prices, and the continued accumulation of the Company’s shares by various non-passive parties.

The Rights Plan is designed to allow the Company’s shareholders to realize the expected benefits of the long-term value of their investment by reducing the likelihood that any person or group would gain control of the Company through open market accumulations without appropriately compensating all shareholders for such control or providing the Board sufficient time to make informed judgments. The Rights Plan is not intended to prevent or interfere with any action with respect to the Company that the Board determines to be in the best interests of shareholders.

The Board may consider an earlier termination of the rights plan if market and other conditions warrant.

Additional details regarding the amendment to the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of more than 500,000 print and digital displays in 31 countries across North America, Europe, Latin America and Asia, reaching millions of people monthly. A growing digital platform includes more than 17,000 digital displays in international markets and more than 2,000 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions — Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Europe, Latin America and Asia — CCO employs approximately 4,700 people globally. More information is available at investor.clearchannel.com, clearchanneloutdoor.com and clearchannelinternational.com.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements related to the operation or effects of the Rights Plan. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the risks described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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